                                                                     Exhibit 2.1

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------


                           STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                            ANDERSON HOLDINGS, INC.

                                      AND

                           ITC LEARNING CORPORATION

                                  Dated as of

                               November 20, 1997



             _____________________________________________________

                   Relating to the Sale and Purchase of the
                         Outstanding Capital Stock of
                             Anderson Soft-Teach,
                           a California corporation

             _____________________________________________________



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                            Page
                                                            ----
I.     PURCHASE AND SALE OF SHARES..........................  1
       1.1    Agreement to Purchase and Sell................  1
       1.2    Closing.......................................  1

II.    PURCHASE PRICE.......................................  2
       2.1    Purchase Price................................  2

III.   REPRESENTATIONS AND WARRANTIES OF SELLER.............  2
       3.1    Due Organizations.............................  3
       3.2    Authorization; Validity.......................  3
       3.3    No Conflicts..................................  3
       3.4    Capital Stock of the Company..................  4
       3.5    Transactions in Capital Stock.................  4
       3.6    Subsidiaries..................................  4
       3.7    Predecessor Status; etc.......................  4
       3.8    Spin-off by the Company.......................  4
       3.9    Financial Statements..........................  5
       3.10   Liabilities and Obligations...................  5
       3.11   Accounts and Notes Receivable.................  6
       3.12   Permits and Intangibles.......................  6
       3.13   Environmental Matters.........................  6
                 (a) Hazardous Material.....................  6
                 (b) Hazardous Materials Activities.........  7
                 (c) Permits................................  7
                 (d) Environmental Liabilities..............  7
       3.14   Real and Personal Property....................  7
       3.15   Intellectual Property.........................  8
       3.16   Significant Customers; Material Contracts
              and Commitments............................... 11
       3.17   Title to Real Property........................ 11
       3.18   Insurance..................................... 12
       3.19   Compensation; Employment Agreements........... 12
       3.20   Employment, Labor and Other Relations......... 13
       3.21   Employee Benefit Plans........................ 13
       3.22   Conformity with Law; Litigation............... 14
       3.23   Taxes......................................... 14
       3.24   Government Contracts.......................... 16
       3.25   Absence of Changes............................ 17
       3.26   Bank Accounts; Powers of Attorney............. 18
       3.27   Relations with Governments.................... 19

                                     -(i)-

       3.28   Representations Complete...................... 19
       3.29   Absence of Claims Against Company............. 19
       3.30   Compliance with Laws.......................... 19
       3.31   Complete Copies of Materials.................. 20
       3.32   Company Working Capital....................... 20


IV.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.......... 20
        4.1   Due Organization.............................. 20
        4.2   Investment Intent............................. 20
        4.3   Authorization; Validity of Obligations........ 20
        4.4   No Conflicts.................................. 21


V.      COVENANTS........................................... 21
        5.1   Access to Information; Confidentiality........ 22
        5.2   Conduct of Business Pending Closing........... 23
        5.3   Employee Benefits; Terminated Employees....... 23
        5.4   Prohibited Activities......................... 23
        5.5   No Shop....................................... 25
        5.6   Notice of Certain Matters..................... 26
        5.7   Cooperation in Obtaining Required Consents
              and Approvals................................. 26
        5.8   Tax Returns................................... 26
        5.9   Tax Refund.................................... 26
        5.10  Repurchase of Stock........................... 27
        5.11  Certain Prohibitions.......................... 27
        5.12  Inventory Fulfillment......................... 27
        5.13  Pfizer Commission............................. 27


VI.     CONDITIONS PRECEDENT TO OBLIGATIONS OF
        PURCHASER........................................... 27
        6.1   Representations and Warranties;
              Performance of Obligations.................... 27
        6.2   No Litigation................................. 27
        6.3   Severance Agreement with Warren E.
              Anderson...................................... 28
        6.4   Dealer Agreement.............................. 28
        6.5   Opinion of Counsel............................ 28
        6.6   Consents and Approvals........................ 28
        6.7   Charter Documents; Good Standings............. 28
        6.8   Due Diligence Review.......................... 28
        6.9   No Material Adverse Change.................... 29
       6.10   Shares........................................ 29
       6.11   Corporate Books............................... 29
       6.12   Resignations.................................. 29
       6.13   Estoppel Certificate.......................... 29
       6.14   Financing..................................... 29
       6.15   Repurchase of Shares.......................... 29

                                     -(ii)-

       6.16   Proprietary Agreements...............................  29


VII.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...............  30
       7.1    Representations and Warranties;
              Performance of Obligations...........................  30
       7.2    Litigation...........................................  30
       7.3    Opinion of Counsel...................................  30
       7.4    Consents and Approvals...............................  30
       7.5    Dealer Agreement.....................................  30
       7.6    Severance Agreement with Warren E. Anderson..........  31
       7.7    Charter Documents; Good Standings....................  31
       7.8    Delivery of Cash Consideration and Note..............  31


VIII.  INDEMNIFICATION; REMEDIES...................................  31
       8.1    Survival; Right to Indemnification Not Affected by
              Knowledge............................................  31
       8.2    Indemnification and Payment of Damages by Seller.....  31
       8.3    Indemnification and Payment of Damages by Purchaser..  32
       8.4    Time Limitations.....................................  32
       8.5    Limitations on Amount - Seller.......................  32
       8.6    Limitations on Amount - Purchaser....................  34
       8.7    Procedure for Indemnification - Third Party Claims...  34
       8.8    Procedure for Indemnification - Other Claims.........  35
       8.9    Exclusive Remedies...................................  35


IX.    GENERAL.....................................................  36
       9.1     Termination.........................................  36
       9.2     Effect of Termination...............................  36
       9.3     Cooperation.........................................  37
       9.4     Successors and Assigns..............................  37
       9.5     Entire Agreement....................................  37
       9.6     Counterparts........................................  37
       9.7     Brokers and Agents..................................  37
       9.8     Specific Performance; Remedies......................  37
       9.9     Notices.............................................  37
       9.10    Governing Law.......................................  39
       9.11    Severability........................................  39
       9.12    Absence of Third Party Beneficiary Rights...........  39
       9.13    Mutual Drafting.....................................  39
       9.14    Amendment; Waiver...................................  39
       9.15    Public Disclosure...................................  39
       9.16    Disclosure..........................................  39
       9.17    Knowledge of Seller.................................  39

                                    -(iii)-

                            EXHIBITS AND SCHEDULES

Exhibit A        - Form of Secured Promissory Note with Ancillary Agreements
Exhibit B        - Form of Employee Non-Disclosure and Developments Agreement
Exhibit C        - Inventory Fulfillment
Exhibit D        - Form of Severance, Non-Disclosure and Non-Competition
                   Agreement with Warren E. Anderson
Exhibit E        - Form of Dealer Agreement
Exhibit F        - Form of Opinion of Counsel to Seller
Exhibit G        - Form of Opinion of Counsel to Purchaser

Schedule 3.1     - Due Organizations
Schedule 3.6     - Subsidiaries
Schedule 3.7     - Predecessor Status; etc.
Schedule 3.8     - Spin-Off by the Company
Schedule 3.9     - Financial Statements
Schedule 3.10    - Liabilities and Obligations
Schedule 3.11    - Accounts and Notes Receivable
Schedule 3.12    - Permits and Intangibles
Schedule 3.13    - Environmental Matters
Schedule 3.14    - Real and Personal Property
Schedule 3.15(b) - Patents, Trademarks, Copyrights, etc.
Schedule 3.15(c) - Licenses, Sublicenses and Other Agreements
Schedule 3.15(d) - Ownership of Company Intellectual Property
                   Rights
Schedule 3.15(e) - Asserted or threatened Claims with Respect to Intellectual
                   Property Rights
Schedule 3.15(f) - List of Employees and Contractors Without Proprietary
                   Agreements
Schedule 3.16    - Significant Customers; Material Contracts and Commitments
Schedule 3.17    - Title to Real Property
Schedule 3.18    - Insurance
Schedule 3.19    - Compensation; Employment Agreements
Schedule 3.20    - Employment, Labor and Other Relations
Schedule 3.21    - Employee Benefit Plans
Schedule 3.23    - Taxes
Schedule 3.24    - Government Contracts
Schedule 3.25    - Absence of Changes
Schedule 3.26    - Bank Accounts; Powers of Attorney
Schedule 4.4     - No Conflicts


                                     -(iv)-

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 20th day of November, 1997, by and between Anderson Holdings, Inc., an Illinois corporation ("Purchaser"), and ITC Learning Corporation, a Maryland corporation ("Seller").

                                 WITNESSETH
                                 ----------

     WHEREAS, Anderson Soft-Teach, a California corporation (the "Company"), is engaged in the business of developing, producing and marketing multimedia and videotape training courses in the use of personal computers and software for business professionals;

     WHEREAS, the Company is a wholly owned subsidiary of Seller; and

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, One Thousand (1,000) shares of common stock, no par value, of the Company, constituting all of the issued and outstanding shares of capital stock of the Company, together with all rights incident thereto, including, without limitation, the goodwill of the Company (the "Shares").

     NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                                 ARTICLE II
                                 ----------

                          Purchase and Sale of Shares
                          ---------------------------

     II.1  Agreement to Purchase and Sell.  Seller shall sell the Shares to
           ------------------------------
Purchaser, and Purchaser shall purchase the Shares from Seller, on the terms and subject to the conditions hereinafter provided.

     II.2  Closing.  The consummation of the purchase and sale of the Shares
           -------
hereunder (the "Closing") shall take place at the offices of Purchaser's counsel, Freeborn & Peters, 311 South Wacker Drive, Suite 3000, Chicago, Illinois 60606, at 10:00 A.M., local time, on November 20, 1997 or such other date upon which Purchaser and Seller may mutually agree in writing (the "Closing Date").

                                 ARTICLE III
                                 -----------

                                 Purchase Price
                                 --------------

     III.1  Purchase Price.  At Closing, Purchaser shall pay to Seller an amount
            --------------
equal to Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000), in the form of:

          (a) Cash by wire transfer of immediately available funds to an account designated by Seller, as elected by Purchaser, in the amount of Four Million Dollars ($4,000,000) (the "Cash Consideration"); and

          (b) A Secured Promissory Note (the "Note") dated the Closing Date in the original principal amount of Nine Hundred Fifty Thousand Dollars ($950,000), in substantially the form of Exhibit A attached hereto.
                                              ---------

                                  ARTICLE IV
                                  ----------

                        Representations and Warranties
                                   of Seller
                        ------------------------------

     To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser as follows:

     3.1  Due Organizations.  Each of the Company and the subsidiaries of the
          -----------------
Company identified in Schedule 3.6 hereto ("Subsidiaries") is a corporation duly
                      ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Schedule 3.1 hereto contains a list of all jurisdictions in
                   ------------
which the Company and each Subsidiary is authorized or qualified to do business. The Company and each Subsidiary is in good standing as a foreign corporation in each jurisdiction outside its jurisdiction of incorporation in which it does business. The Company has delivered to Purchaser true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company and each of its Subsidiaries as currently in effect. Such Articles of Incorporation and Bylaws are collectively referred to as the "Charter Documents." The minute books of the Company as previously made available to Purchaser (and as shall be delivered to Purchaser at Closing) are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     3.2  Authorization; Validity.  Seller has all requisite corporate power and
          -----------------------
authority to enter into and bind Seller to the terms of this Agreement. Seller has the full legal right, power and authority to enter into this Agreement and the other transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the performance by Seller of the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

     3.3  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of, any of the Charter Documents;

          (b) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Company or a Subsidiary is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's or any Subsidiary's properties pursuant to (i) any law or regulation to which either the Company or any Subsidiary or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company or any Subsidiary is bound or any of their respective property is subject;

          (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of the Company or any Subsidiary; or

          (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or any Subsidiary is subject or by which the Company or any Subsidiary is bound.

     3.4  Capital Stock of the Company.  The Company became the wholly-owned
          ----------------------------
subsidiary of Seller pursuant to a merger (the "Merger") consummated pursuant to that certain Agreement and Plan of Reorganization dated as of December 31, 1996 by and among Seller, ITC Acquisition Corp. and the Company (the "Merger Agreement"). In connection with the Merger, an aggregate of 2,329,270 shares of common stock of the Company, representing all of the then issued and outstanding capital stock of the Company, were canceled in consideration of receipt by the holders thereof of cash and shares of common stock of Seller. Effective upon the Merger, the 1,000 shares of common stock of Seller's subsidiary held by Seller was converted, without further action, into 1,000 shares of common stock of the Company, as the survivor of the Merger.

The Company has no obligations, duties or liabilities to Seller or any former shareholder of the Company under the Merger Agreement or otherwise in connection with the Merger. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of common stock, no par value, of which one thousand (1,000) shares are issued and outstanding. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by Seller free and clear of all liens, encumbrances and claims of every kind. All of the Shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of the Shares were issued in violation of the preemptive rights of any shareholder. There are no voting agreements or voting trusts with respect to any of the Shares.

     3.5  Transactions in Capital Stock.  No option, warrant, call subscription
          -----------------------------
right, conversion right or other contract or commitment of any kind or character, written or oral, will exist at the Closing Date. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its capital stock or any interests therein or to pay any dividend or make any distribution in respect thereof. As a result of the consummation of the transactions contemplated hereby, Purchaser will be the record and beneficial owner of all outstanding shares of capital stock of the Company and rights, if any, to acquire all outstanding shares of capital stock of the Company.

     3.6  Subsidiaries.  The Company has no subsidiaries other than those listed
          ------------
on Schedule 3.6 (previously defined as the Subsidiaries), and does not presently
   ------------
own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, limited liability company, association or business entity (other than the Subsidiaries), nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.
Schedule 3.6 lists the number of shares and class of authorized capital stock
------------
outstanding of each Subsidiary, all of which shares are owned by the Company, free and clear of all liens, encumbrances and claims of every kind, and lists the current officers and directors of each Subsidiary.

     3.7  Predecessor Status; Etc.  Schedule 3.7 sets forth a listing of all
          ------------------------  ------------
names of all predecessor companies of the Company, including without limitation the names of any entities from whom the Company has acquired material assets. Except as disclosed in Schedule 3.7, the Company has not at any time been a
                       ------------
parent, subsidiary or division of another corporation or a part of an acquisition that was later rescinded.

     3.8  Spin-off by the Company. Except as disclosed in Schedule 3.8, there
          -----------------------                         ------------
has not been any sale or spin-off of material assets of either the Company, any Subsidiary or any other person or entity that directly, or indirectly through one of more intermediaries, controls, is controlled by or is under common control with the Company ("Affiliates") within the preceding two years.

     3.9  Financial Statements.  Schedule 3.9 includes (a) true, complete and
          --------------------   ------------
correct copies
of the Company's audited Balance Sheets as of December 31, 1996, June 30, 1996, and June 30, 1995 (the end of each of its three most recent completed fiscal years), and audited Statements of Income, Cash Flows and Retained Earnings for each of its three most recent completed fiscal years (collectively, "Audited Financials"), and (b) true, complete and correct copies of the Company's unaudited Consolidated Balance Sheet ("Interim Balance Sheet") as of July 31, 1997 ("Balance Sheet Date") and unaudited Statements of Income, Cash Flows and Retained Earnings for the four-month period ended as of September 30, 1997 (collectively, "Interim Financials," and together with the Audited Financials, "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), subject, in the case of the Interim Financials, to normal year-end audit adjustments, that individually or in the aggregate will not be material, and to the omission of footnote information. Each of the Consolidated Balance Sheets included in the Company Financial Statements presents fairly the consolidated financial condition of the Company as of the dates indicated thereon, and each of the Consolidated Statements of Income, Cash Flows and Retained Earnings included in the Company Financial Statements presents fairly the results of its consolidated operations for the periods indicated thereon. Since the date of the oldest Consolidated Balance Sheet included in the Audited Financials, except as expressly disclosed in the Audited Financials or asotherwise disclosed in
Schedule 3.9, there have been no changes in the Company's accounting policies.
------------

     3.10  Liabilities and Obligations.
           ---------------------------

          (a) Except as disclosed on Schedule 3.10 attached hereto, neither the
                                     -------------
Company nor any Subsidiary is liable for or subject to any liabilities except for:

          (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

          (ii) those liabilities arising in the ordinary course of its business and consistent with past practice under any contract, commitment or agreement specifically disclosed in any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise, which undisclosed liabilities are not, individually or in the aggregate, material; provided, however, that any bonuses and commissions and agent or third-party royalties anticipated to be paid within 90 days of the Closing Date shall be set forth in Schedule 3.19, an d
                                   -------------

          (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice, which liabilities are not, individually or in the aggregate, material.

For purposes of this Section 3.10, the term "liabilities" shall include without
                     ------------
limitation any direct
or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          (b) The Company has delivered to Purchaser, in the case of those liabilities that are not fixed or uncontested, a reasonable estimate of the maximum amount that may be payable.

     3.11  Accounts and Notes Receivable.  Schedule 3.11 sets forth an accurate
           -----------------------------   -------------
list, as of a date not more than two business days prior to the date hereof, of the accounts and notes receivable of the Company and each Subsidiary including without limitation receivables from and advances to employees and the Seller, which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. The Company has reserves sufficient to cover the accounts receivable set forth in Schedule 3.11.
                                 -------------

     3.12  Permits and Intangibles.  The Company and each Subsidiary owns or
           -----------------------
holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights, the absence of any of which, individually or in the aggregate, could have a Material Adverse Effect ("Material Permits"). Schedule 3.12 sets forth
                                                      -------------
an accurate list and summary description, as of the date hereof, of all Material Permits. To the knowledge of the Company the Material Permits are valid, and the Company has not received any notice that any governmental authority or other party intends to modify, cancel, terminate or not renew any Material Permit.
The Company and each Subsidiary has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or any Subsidiary by, any Material Permit.

     3.13  Environmental Matters.
           ---------------------

          (a) Hazardous Material.  Except as set forth on Schedule 3.13, the
              ------------------                          -------------
Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any governmental entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  Neither the Company nor any of
              ------------------------------
its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  The Company currently holds all environmental approvals,
              -------
permits, licenses, clearances and consents ("Environmental Permits") necessary for the conduct of the Company Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the best knowledge of the Company threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. The Company is not aware of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

     3.14  Real and Personal Property.  Schedule 3.14 sets forth an accurate
           --------------------------   -------------
list of all real property owned or leased by the Company or any Subsidiary (collectively, the "Real Property"), and all personal property included in "property and equipment" on the Interim Balance Sheet and all other personal property owned or leased by the Company or Subsidiary with a value in excess of $2,000, and each piece's original purchase price, depreciated value for book and tax purposes and current book value (a) as of the Balance Sheet Date and (b) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and all real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company and the Subsidiaries and also including an indication as to which assets are currently owned, or were formerly owned, by business or personal affiliates of the Company.  All of the material equipment of the Company and the Subsidiaries listed on Schedule 3.14 are in
                                                        -------------
good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 3.14 are in full force and effect and constitute valid and
             -------------
binding agreements of the Company or the Subsidiary and, to the knowledge of the Company, the other parties thereto enforceable in accordance with their respective terms. All fixed assets used by the Company or any Subsidiary that are material to the operation of their business are either owned by the Company or the Subsidiary or leased under an agreement listed on Schedule 3.14.
                                                         -------------
Schedule 3.14 includes without limitation true, complete and correct copies of
-------------
all title reports and title insurance policies received or owned by the Company or any subsidiary that are still in effect. Schedule 3.14 also includes a
                                             -------------
summary description of all plans or projects involving the opening of new operations, expansion or any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or any Subsidiary would require additional material expenditures of capital.

     3.15  Intellectual Property.
           ---------------------

          (a) The Company (i) validly owns, or (ii) is a valid licensee of, or
(iii) otherwise validly possesses, legally enforceable rights to use, modify, license (or sublicense, as applicable), alter, and transfer any and all "Intellectual Property" (as defined below) used in the business of the Company as currently conducted or necessary to conduct the business of the Company as now proposed to be conducted by the Company (collectively, "Company Intellectual Property Rights").

          As used herein, "Intellectual Property" means, collectively, all (i) United States or foreign patents, patent applications, patent disclosures, and all renewals, reissues, divisions, continuations, extensions or continuations-in-part thereof, and all discoveries which may be patentable (collectively, "Patent Properties"), (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof (collectively, "Trademark Properties"), (iii) copyrights (registered or unregistered), registrations and applications for registration thereof, including all renewals, derivative works, enhancements, modifications, updates, new releases or other revisions thereof, and all works of authorship (collectively, "Copyright Properties"), (iv) mask works and registrations and applications for registration thereof, (v) computer software (including source code and object code), data, databases, code segments, algorithms, objects, routines, templates and documentation (collectively, "Software Properties"),
(vi) trade secrets and other confidential information, including, but not limited to, ideas, processes, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, blue prints, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans, schematics, net lists, and customer and supplier lists and information ("Trade Secrets"),
(vii) (A) rights to art, audiovisual works, animations, cartoons, characters, choreography, compilations, collective works, emblems, films, film clips, graphics, images, illustrations, likenesses, motion pictures, musical compositions, performances, photographs, pictorial works, songs, song lyrics, sound recordings, scripts, screenplays, text, and video recordings, (B) publication rights, display rights, attribution rights, integrity rights, performance rights, mechanical rights, approval rights, and moral rights associated with the foregoing, and (C) publicity rights or privacy rights (or waivers or quitclaims thereof) of any person or entity (collectively, "Multimedia Rights"), (viii) other intellectual property rights, (ix) rights to third party warranties relating to the foregoing, including, without limitation, rights to millennium compliancy warranties, (x) copies and tangible embodiments of all of the foregoing (in whatever form or medium), (xi) the internet domain name "www.teach.com", (xii) the telephone numbers (408) 399-0100 and (800) 338-4336 and the telefax number (408) 399-0500, and (xiii) all licenses and rights to royalties, damages and payments under and with respect to all of the foregoing, and the goodwill symbolized by all of the foregoing and connected therewith throughout the world. Without in any way limiting the foregoing, as of the Closing, Seller shall not retain, in any form or media whatsoever, any portion of the Company's customer lists, mailing lists or databases, or any other Trade Secrets.

          (b) Schedule 3.15(b) lists all Patent Properties, Trademark
              ----------------
Properties, Copyright Properties, Software Properties, and Multimedia Rights which comprise a portion of the Company Intellectual Property Rights and which
(A) are material to the conduct of the business of the Company as currently conducted or as now proposed to be conducted, or (B) are registered or for which applications for registration have been filed, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including respective registration or application numbers and the names of all registered owners.

          (c) Schedule 3.15(c) lists all licenses, sublicenses and other
              ----------------
agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use all or any portion of the Company Intellectual Property Rights (excluding non-exclusive licenses under which the Company is licensor, which licenses are granted to end-users in the ordinary course of business, which licenses grant rights to use solely executable versions of the Software Properties and which licenses prohibit such end-users from reverse engineering, modifying, distributing, or sublicensing the same (each, an "End-User License")), and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any End-User License or any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to any claim to, or any right or option to purchase, any portion of the Company Intellectual Property Rights, or to terminate or modify such license, sublicense or agreement.

          (d) Except as set forth in Schedule 3.15(d), the Company is, as
                                     ----------------
applicable, the
sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any mortgage, pledge, lien, security interest, conditional sale agreement, claim, encumbrance, hypothecation or charge) the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. None of the Company Intellectual Property rights are subject to any renewal or maintenance fees, taxes, or actions falling due within ninety days after the Closing, except as set forth on
Schedule 3.15(d), and all registered or otherwise perfected Trademark
----------------
Properties, Patent Properties, and Copyright Properties held by the Company are valid and subsisting.

          (e) Except as set forth in Schedule 3.15(e), to the Company's best
                                     ----------------
knowledge, no claims with respect to the Company Intellectual Property Rights have been asserted or are threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any Intellectual Property of any third party, (ii) against the use by the Company of any Company Intellectual Property Rights, or (iii) challenging the ownership by the Company of, or the validity or effectiveness of, any of the Company Intellectual Property Rights. To the Company's best knowledge, the loss, expiration, or abandonment of any material Company Intellectual Property Right is not threatened, pending or reasonably foreseeable. The business of the Company as currently conducted or as proposed to be conducted by the Company has not infringed and does not infringe on any Intellectual Property or other proprietary right of any third party. To the Company's best knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

          (f) Except as set forth on Schedule 3.15(f), all current and former
                                     ----------------
employees and contractors of the Company who may have participated in the development of or had access to any Company Intellectual Property Rights have executed and delivered to the Company and Employee Non-Disclosure and Developments Agreement substantially in the form of Exhibit B. The trade
                                                    ---------
secrets and other confidential information of the Company are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any third party or to the detriment of the Company.

          (g) The Company is not in breach of warranty under any End-User License or under any other licenses, sublicenses and other agreements with respect to the Company Intellectual Property Rights under which the Company is licensor, nor is any such breach threatened or reasonably foreseeable, including, without limitation, with respect to any millennium compliancy warranties. All products sold or licensed by the Company (including under End-User Licenses), or presently contemplated to be sold or licensed by the Company (including under End-User Licenses) and which are substantially complete in their development, are, or shall be when developed, millennium compliant. As used herein, "millennium compliant" (and "millennium compliancy") shall mean the ability of any computer software to provide the following functions: (i) to consistently handle date information before, during, and after January 1, 2000, including, but not limited to, accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) to function accurately in accordance with applicable specifications and without interruption before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) to respond to two-digit date input in a manner which resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) to store and provide output of date information in manners that are unambiguous as to century.  Notwithstanding anything herein to the contrary, this Section 3.15(g)
                                                                ---------------
relates only to products sold or licensed by the Company, and shall not be construed to include any failure of such a product to be "millennium compliant" that is caused by a hardware failure.

     (h) Neither Seller, nor any of its affiliates (other than the Company), nor any of their respective current or former employees, officers, directors, agents or representatives is, or ever has been, in possession of any portion of the source code for the Courseware Engine, the Authoring Engine or the Electronic Support System Engine, or of the source code for any other Intellectual Property owned by the Company, except with respect to Warren Anderson, who has not been in possession of any portion of said source code since at least January 1, 1997.

     3.16  Significant Customers; Material Contracts and Commitments.  Schedule
           ---------------------------------------------------------   --------
3.16 contains an accurate list of (a) all significant customers of the Company
----
(i.e., those customers representing 5% or more of the Company's revenues for the
-----
twelve (12) month period ending on the Balance Sheet Date, or who have paid to the Company $25,000 or more in any of the past four fiscal quarters ending prior to the Balance Sheet Date) and (b) all material contracts, commitments, leases, instruments, agreements, licenses or permits to which the Company or any Subsidiary is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) as of the Balance Sheet Date and (ii) entered into since the Balance Sheet Date (collectively, the "Material Contracts"). The Company has delivered to Purchaser true, complete and correct copies of the Material Contracts. Except to the extent set forth on Schedule
                                                                     --------
3.16, (x) none of the Company's significant customers has canceled or
----
substantially reduced or, to the knowledge of the Company, is currently attempting or threatening or planning to cancel or substantially reduce service,
(y) the Company and the Subsidiaries have complied with all of their respective material commitments and obligations and are not in default under any of the Material Contracts and no notice of default has been received with respect to any thereof and (z) there are no Material Contracts that were not negotiated at arm's length with third parties not affiliated with the Company or any officer or director of the Company. The Company has received no customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by the Company, which would have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

     Each Material Contract is valid and binding on the Company and is in full force and effect and to the best knowledge of the Company is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or as are required by any governmental agency or other third party or as are advisable in order that any such Material Contract remain in effect without modification after the consummation of any such transactions and without giving rise to any right of termination, cancellation or acceleration or loss of any right or benefit ("Company Third Party Consents"). All Company Third Party Consents are listed on Schedule 3.16.
          -------------

     Each Material Contract (or any other material agreement, document, instrument, or understanding relating to the sale, license, transfer, distribution or development of the Company's products and other Company Intellectual Property Rights to which the Seller or any affiliate or subsidiary of the Seller (other than the Company or Anderson Soft-Teach Limited) is a party or has any interest has been validly assigned to the Company pursuant to an Assignment and Assumption Agreement in form and substance acceptable to Purchaser, and such parties have waived or terminated any of their respective remaining rights thereunder which would materially interfere with the Company's or any other party's operations or performance thereunder (and the Seller has obtained all required consents from third parties with respect thereto), except with respect to Third Party Obligations and Permitted Distribution Channels as defined in the Dealer Agreement.

     3.17  Title to Real Property.  The Company and each Subsidiary has good and
           ----------------------
insurable title to the real property owned and used in their respective businesses, including without limitation those reflected on Schedule 3.17
                                                            -------------
hereto, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

          (a) liens reflected on Schedules 3.10 and 3.14 as securing liabilities
                                 --------------     ----
reflected on such Schedules (with respect to which liabilities no default exists);

          (b) liens for current taxes not yet payable and assessments not in default; or

          (c) easements for utilities serving the property only.

     3.18  Insurance.  Schedule 3.18 sets forth an accurate list, as of the
           ---------   -------------
Balance Sheet Date, of all insurance policies carried by the Company and the Subsidiaries and all insurance loss runs of workmen's compensation claims received for the past two policy years. Also attached to Schedule 3.18 are
                                                          -------------
true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company and its Subsidiaries are otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.19  Compensation; Employment Agreements.  Schedule 3.19 hereto sets forth
           -----------------------------------   -------------
an accurate list, as of the date hereof, of all officers, directors and the five
(5) most highly compensated employees of the Company and the Subsidiaries, listing all employment agreements with such officers, director and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (a) the Balance Sheet Date and (b) the date hereof. The Company has provided to Purchaser true, complete and correct copies of all employment contracts, commitments and arrangements with persons listed on Schedule 3.19.
                                                    -------------

     3.20  Employment, Labor and Other Relations.  Neither the Company nor any
           -------------------------------------
Subsidiary is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of the Company or any Subsidiary are represented by any labor union or covered by any collective bargaining agreement and, to the best knowledge of the Company, no campaign to establish such representation is in progress. There is no pending or, to the best knowledge of the Company threatened labor dispute involving the Company or any Subsidiary and any group of its employees nor has the Company or any Subsidiary experienced any labor interruptions over the past three years and the Company considers its relationship with its employees to be good. The Company is not engaged in any unfair labor practice and is not in material violation of any applicable state or federal laws respecting employment and labor practice, and there is no complaint against the Company actually pending or, to the Company's knowledge, threatened before the National Labor Relations Board. There is and has been no claim against the Company based on actual or alleged race, age, sex, disability or other harassment or discrimination under applicable state and federal laws, or similar tortious conduct, nor, to the Company's knowledge, is there any basis for any such claims. Set forth in Schedule 3.20 is a list of any and all former employees of
                      -------------
the Company or any Subsidiary who have resigned or been terminated, or for whatever reason have ceased to be employed within the sixty (60) days prior to the Closing Date, and those former employees who have been so terminated are identified in Schedule 3.20. Each such termination was
              -------------
effected in writing which was actually received by such terminated former employee, and neither Seller nor Purchaser has any liability to any such terminated former employee. No such termination of a former employee was or is in violation of any agreement, law, regulation, judgment, order or decree.

     3.21  Employee Benefit Plans.  All employee benefit plans, programs and
           ----------------------
policies (whether formal or informal, and whether maintained for the benefit of any individual or more than one individual) maintained or contributed to by the Company or any Subsidiary for the benefit of any current or former employee of the Company or any Subsidiary or in which such employees are entitled to participate are listed in Schedule 3.21 ("Benefit Plans"), and copies of all
                          -------------
such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such, plans and policies have been delivered or made available to Purchaser. Except as disclosed on Schedule
                                                                       --------
3.21:  (a) each Benefit Plan and the administration thereof complies, and has at
----
all times complied, in all material respects with the requirements of all applicable laws, including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code so qualifies, and each trust that forms a part of any such plan is tax-exempt under section 501(a) of the Code; (b) no Benefit Plan subject to Part 3 of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code; (c) no liability has been incurred or is expected to be incurred under Title IV of ERISA to any party with respect to any Benefit Plan, or any other plan presently or heretofore maintained or contributed to by the Company or any Subsidiary, any predecessor to the Company or any Subsidiary, or any entity that is or at any time was a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, which includes or included the Company or any Subsidiary ("Controlled Group Member"); (d) neither the Company nor any Controlled Group Member has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (1) of ERISA; (e) the "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA; (f) no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA; (g) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or section 4980B of the Code; (h) no material "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any plan maintained by a Controlled Group Member since the Closing Date of said section 4043; (i) no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; and (j) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of such date and the Company and the Subsidiaries will have performed by the Closing Date all material obligations required to be performed as of such date under Benefit Plans. If reasonably requested by Purchaser, the Company and/or the Subsidiaries will terminate any Benefit Plan substantially contemporaneously with the Closing. Without limiting the generality of the foregoing, the Company's 1987 Incentive Stock Plan (as the same may have been amended, restated, replaced superseded or otherwise modified) has been terminated and all of the Company's obligations, duties or liabilities (actual, contingent or otherwise) thereunder have been terminated, satisfied or waived.


     3.22  Conformity with Law; Litigation.  Neither the Company nor any
           -------------------------------
Subsidiary has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, which violations individually or in the aggregate would have a Material Adverse Effect, except as set forth on Schedule 3.23; and except to the extent set forth on Schedule 3.9,
             -------------                                        ------------
there are no claims, actions, suits, proceedings or investigations, pending or, to the best knowledge of the Company threatened, against or affecting the Company or any Subsidiary, at law or in equity, or before or by any federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit, proceeding or investigation, whether pending or threatened, has been received, which claims are, individually or in the aggregate, material. There are no material judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court of administrative agency or by arbitration) against the Company, any of its Subsidiaries or against any of their respective properties or businesses.

     3.23  Taxes.
           -----

          (a) Except as set forth on Schedule 3.23:
                                     -------------

          (i) the Company and each Subsidiary has timely filed or will timely file prior to the applicable due date (including valid extensions thereof) all requisite federal, state and other Tax (as defined below) returns, reports and forms ("Returns") for all periods ended on or before December 31, 1996, and has paid all Taxes shown or required to be shown thereon as owing, and Seller, the Company and each Subsidiary, as applicable, has timely filed or will timely file prior to the applicable due date all Returns relating to the Company and/or any Subsidiary for all periods beginning January 1, 1997 and ending on or before the Closing Date, and has paid or will pay all Taxes shown or required to be shown thereon as owing;

          (ii) there are no Tax-related audits, investigations or examinations in progress or claims against or with respect to the Company or any Subsidiary for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received;

          (iii) the amounts shown as accruals for Taxes on the Interim Balance Sheet are sufficient for the payment in full of all Taxes payable by the Company or any Subsidiary, whenever determined or to be determined, for all periods ended on or before the October 31,1997;

          (iv) the Company and each Subsidiary has a taxable year ended on December 31, in each year;

          (v) the Company and each Subsidiary currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting is permitted to be utilized and has not changed in the past five years;

          (vi) the Company and each Subsidiary has paid or has fully accrued for all Taxes and will have withheld, and remitted to the appropriate Tax authorities, with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, whenever determined, with respect to, periods ending on or before the Closing Date.

          (vii) copies of all (i) Tax examination reports, (ii) extensions of statutory limitations for the collection or assessment of Taxes and (iii) the Returns of the Company and each Subsidiary for the last three (3) fiscal years (or portions thereof) are included as part of Schedule 3.23;
                                              -------------

          (viii) there are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company or any Subsidiary relating to or attributable to Taxes;

          (ix)    except as set forth on Schedule 3.23, neither the Company
                                         -------------
nor any Subsidiary has knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of the Company or any Subsidiary;

          (x) none of the Company's or any Subsidiary's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code;

          (xi) as of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162 of the Code;

          (xii) neither the Company nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary;

          (xiii) neither the Company nor any Subsidiary is a party to a tax sharing, tax indemnity or allocation agreement, nor does the Company or any Subsidiary owe any amount under any such agreement;

          (xiv) neither the Company nor any Subsidiary is, or has been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code;

          (xv) the tax basis of the Company and each Subsidiary in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately and fully reflected on the Company's tax books and records; and

          (xvi) as of the Closing Date, the Company and each Subsidiary shall have properly collected and remitted all sales tax and use tax as required in those states in which the Company and/or any Subsidiary, does business.

For purposes of this Agreement, the term "Tax" shall be understood to include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

     3.24  Government Contracts.  Except as set forth on Schedule 3.24, neither
           --------------------                          -------------
the Company nor any Subsidiary is a party to any governmental contracts subject to price redetermination or renegotiation.

     3.25  Absence of Changes.  Since the Balance Sheet Date, except as set
           ------------------
forth on Schedule 3.25 there has not been:
         -------------

          (a) any change that by itself or together with other changes, has had a Material Adverse Effect;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company or any Subsidiary;

          (c) any change in the authorized capital of the Company or any Subsidiary or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company or any Subsidiary;

          (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company or any Subsidiary to any of its officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company or any Subsidiary;

          (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company or any Subsidiary to any person;

          (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or any Subsidiary, provided that the
                                                         --------
Company and the Subsidiaries may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or any Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company and the Subsidiaries;

          (k) any waiver of any material rights or claims of the Company or any Subsidiary;

          (l) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company or any Subsidiary is a party;

          (m) any transaction by the Company or any Subsidiary outside the ordinary course of business;

          (n) capital expenditure or commitment by the Company or any Subsidiary, either individually or in the aggregate, exceeding $5,000;

          (o) filing of an amended Tax return or change in tax accounting or financial accounting elections, methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Subsidiary or the revaluation by the Company or any Subsidiary of any of its assets;

          (p) any creation or assumption by the Company or any Subsidiary of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements that are not material and liens for taxes not yet due and payable);

          (q) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or any Subsidiary of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company or any Subsidiary in excess of $25,000;

          (r) loan by the Company or any Subsidiary to any person or entity, incurring by the Company or any Subsidiary of any indebtedness, guaranteeing by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others;

          (s) the commencement or notice or, to the best knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company, any Subsidiary or any of its affairs; or

          (t) negotiation or agreement by the Company or any Subsidiary or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with the officers and authorized representatives of Purchaser regarding the transactions contemplated by this Agreement).

     3.26  Bank Accounts; Powers of Attorney.  Schedule 3.26 hereto sets forth
           ---------------------------------   -------------
an accurate list, as of the date of this Agreement, of:

          (a) the name of each financial institution in which the Company or any Subsidiary has any account or safe deposit box;

          (b) the names in which the accounts or boxes are held;

          (c)  the type of account; and

          (d) the name of each person authorized to draw thereon or have access thereto.

Schedule 3.26 also sets forth the name of each person, corporation, firm or
-------------
other entity holding a general or special power of attorney from the Company or any Subsidiary and a description of the terms of such power.

     3.27  Relations with Governments.  Neither the Company nor the Subsidiary
           --------------------------
has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause the Company or any Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     3.28  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company (as modified by the Company Schedules), contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement furnished or to be furnished in writing or otherwise to, or made with, Purchaser pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain at the Closing Date, any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.29  Absence of Claims Against Company.  Any and all intercompany
           ---------------------------------
indebtedness owed by the Company to Seller shall be extinguished immediately prior to Closing. Since July 1, 1997, the Company has made no payments with respect to intercompany indebtedness owed by the Company to Seller. The Company has not made any dividends or distributions or acquired any of its capital stock since July 1, 1997. Seller has no claims against the Company.

     3.30  Compliance with Laws.  The Company and each Subsidiary has complied
           --------------------
in all material respects with, is not in violation in any material respect of, and has not received any notices of violation or investigation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties other than such violations or investigations that, individually or in the aggregate, would not have a Material Adverse Effect.

     3.31  Complete Copies of Materials.  The Company has delivered to Seller
           ----------------------------
true and complete copies, including all exhibits, schedules, addendums, annexes, and attachments thereto, of each agreement, contract, commitment or other document that is referred to in the Company Schedules or that has been requested by Seller or its counsel.

     3.32  Company Working Capital.
           -----------------------

     As of the date hereof, the working capital of the Company and its Subsidiaries on a consolidated basis, equaling the sum of current assets (excluding unamortized development or production costs) less current liabilities, excluding any intercompany payables owed by the Company to Seller, is not less than $695,000.


                                   ARTICLE V
                                   ---------

                  Representations and Warranties of Purchaser
                  -------------------------------------------

     To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller as follows:

     4.1  Due Organization.  Purchaser is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the State of Illinois, and Purchaser is or will be duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now or will be conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on Purchaser's business, financial condition or results of operations. Copies of the Articles of Incorporation and the Bylaws of Seller (collectively, the "Purchaser Charter Documents") have been delivered to Seller. Purchaser is not in violation of any Purchaser Charter Document.

     4.2  Investment Intent.   Purchaser is purchasing the Shares for investment
          -----------------
purposes only for its own account and not on behalf of other persons.

     4.3  Authorization; Validity of Obligations.  The representatives of
          --------------------------------------
Purchaser executing this Agreement have all requisite corporate power and authority to enter into and bind Purchaser to the terms of this Agreement. Purchaser has the full legal right, power and corporate authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of the transactions contemplated herein have been duly and validly authorized by the Board of Directors and shareholders of Purchaser, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

     4.4  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

          (a) conflict with, or result in a breach or violation of the Purchaser Charter Documents;

          (b) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Purchaser is a party, or result in the creation or imposition of any material lien, charge or encumbrance on any of Purchaser's properties pursuant to (i) any law or regulation to which Purchaser or any of its property is subject, or (ii) any judgment, order or decree to which Purchaser is bound or any of its property is subject;

          (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Purchaser (provided that any required third party consent listed on the attached Schedule
                                                                       --------
4.4 is obtained) ("Purchaser Third Party Consents"); or
---

          (d) violate any material law, order, judgment, rule or regulation to which Purchaser is subject or by which Purchaser is bound.


                                  ARTICLE VI
                                  ----------
                                   Covenants
                                   ---------

     5.1  Access to Information; Confidentiality.
          --------------------------------------

          (a) Between the date of this Agreement and the Closing Date, the Company will afford to Purchaser and its investors, legal counsel, accountants and financial advisors (collectively, "Representatives") access to (a) all of the sites, properties, books and records of the Company and the Subsidiaries of the Company identified in Schedule 3.6 hereto and (b) such additional financial
                          ------------
and operating data and other information as to the business and properties of the Company and the Subsidiaries as Purchaser may from time to time reasonably request, including without limitation access upon reasonable request to the Company's and the Subsidiaries' employees, customers and vendors for due diligence inquiry. The Company will cooperate with Purchaser and its Representatives in the preparation of any documents or other material that may be required in connection with this Agreement or the Closing. No information or knowledge obtained pursuant to this Section 5.1 or otherwise shall affect or be
                                    -----------
deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

          (b) Unless and until the Closing shall have occurred, neither Purchaser nor any of its Representatives, affiliates, employees or agents will use any of Seller's Confidential

Information (as defined below) for itself or for any other person, firm, corporation, limited liability company, partnership or other entity, or disclose any of Seller's Confidential Information to any person, firm, corporation, limited liability company, partnership or other entity. As used herein, the term "Seller's Confidential Information" shall mean all trade secrets and other confidential information of or about Seller or the Company, including, without limitation, any such information regarding the business of the Company, operational policies, methods of operation, products, financial data, customers, and pricing and cost policies, unless (i) such information becomes known to the public generally through no fault of Purchaser, (ii) disclosure is required by law, regulation or the order of any governmental authority under color of law, or (iii) such disclosure reasonably relates to Purchaser's performance of its obligations hereunder; provided, that prior to disclosing any information
                       --------
 pursuant to clause (ii) above, Purchaser shall give reasonable prior written notice thereof to Seller and provide Seller with a reasonable opportunity to contest such disclosure. If this Agreement is terminated and abandoned as provided in Article X below, or if the Closing shall fail to occur for any
            ---------
reason on or before the Termination Date (as defined in Section 9.1(b)),
                                                        --------------
then at Seller's request Purchaser shall return to Seller all documents and materials supplied to Purchaser or its Representatives by Seller or the Company which contain any of Seller's Confidential Information.

          (c) From and after the Closing, neither Seller nor any of its affiliates, employees or agents will use any of the Confidential Information of the Company (as defined below) for itself or for any other person, firm, corporation, limited liability company, partnership or other entity, or disclose any Confidential Information of the Company to any person, firm, corporation, limited liability company, partnership or other entity. As used herein, the term "Confidential Information of the Company" shall mean all trade secrets and other confidential information of or about the Company, including, without limitation, any such information regarding the business of the Company, operational policies, methods of operation, products, financial data, customers, and pricing and cost policies, unless (i) such information becomes known to the public generally through no fault of Seller, or (ii) disclosure is required by law, regulation or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to clause (ii)
--------
above, Seller shall give reasonable prior written notice thereof to Purchaser and provide Purchaser with a reasonable opportunity to contest such disclosure.

     5.2  Conduct of Business Pending Closing.  Between the date hereof and the
          -----------------------------------
Closing Date, Seller shall cause the Company and each Subsidiary to:

          (a) carry on its respective business in substantially the same manner as it has heretofore been operated and not introduce any material new method of management, operation or accounting;

          (b) maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its respective relationships with suppliers, customers and others having business relations with it;

          (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

          (g) maintain in full force and effect present debt and lease instruments and not enter into new or amended debt or lease instruments; and

          (h) maintain present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonuses and salary increases for employees consistent with past practice.

     5.3  Employee Benefits; Terminated Employees.  On and after Closing, Seller
          ---------------------------------------
shall have full responsibility for and liability on account of providing benefits payable under the Benefit Plans to all current or former employees and any persons claiming through or as successors, dependents of current or former employees or otherwise who are entitled to benefits under the Benefit Plans after the Closing with respect to claims incurred or accrued on or before the Closing Date, regardless of whether such claims were filed prior to the Closing. On and after Closing, Seller shall have full responsibility and liability on account of providing benefits under the Benefit Plans to any employee (or person claiming through or as a successor or dependent of any employee of the Company or any Subsidiary whose employment terminated on or prior to the Closing Date regardless of whether such benefits are mandated by applicable Federal or state statute. Seller shall have full responsibility for and liability on account of any former employee of the Company or any Subsidiary who was terminated or resigned or for any reason ceased being an employee prior to Closing.

     5.4  Prohibited Activities.  Between the date hereof and the Closing Date,
          ---------------------
Seller shall cause the Company and each Subsidiary not to, without the prior written consent of Purchaser:

          (a) make any change in its Articles of Incorporation or Bylaws, or authorize or propose the same;

          (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to any of its securities, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities;

          (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its capital stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

          (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice, provided in any such event the amount thereof is not in excess of $10,000, including contracts to provide services to customers;

          (e) except as contemplated by Section 5.2(h), increase the
                                        --------------
compensation payable or to become payable to any officer, director, stockholder, employee or agent; make any bonus or management fee payment to any such person; make any loans or advances; adopt or amend any employee benefit plan; or grant any severance or termination pay;

          (f) create or assume or become liable under any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

          (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except for fair value, in the ordinary course of business and consistent with past practice;

          (h) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business or new line of business, or otherwise acquire or agree to acquire any assets with a value that is material, individually or in the aggregate, to the Company;

          (i) merge or consolidate or agree to merge or consolidate with or into any other corporation, person or entity;

          (j) waive any material rights or claims of the Company or any Subsidiary, provided that the Company and any Subsidiary may negotiate and adjust bills in the course of good faith disputes with customers in the ordinary course of business and consistent with past practice;

          (k) commit a breach of, fail to enforce or amend or terminate any material agreement, permit, license or other right;

          (l) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Company, any Subsidiary or any officer director or stockholder of the Company or any Subsidiary or (ii) outside the ordinary course of business and consistent with past practice or
(iii) prohibited hereunder;

          (m) commence a lawsuit other than for routine collection of bills;

          (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (o) make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method without Purchaser's prior written consent, file any material tax return (other than any estimated tax returns, payroll tax returns or sale tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment; or

          (p) take, or agree (in writing or otherwise) to take or commit to take or reach any understanding to take any of the actions described in Sections
                                                                   --------
5.4(a) through (o) above, or any action that would make any of the
------------------
representations and warranties of the Company contained in this Agreement untrue, result in any covenant or agreement contained herein being breached or result in any of the conditions set forth in Articles VI and VII not being
                                             -------------------
satisfied.

     5.5  No Shop.  Seller shall not, and shall not permit the Company, any
          -------
Subsidiary or any Representative of any of Seller, the Company, or any Subsidiary to, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (a) solicit, encourage or initiate the submission of proposals or offers from any person for,
(b) participate in any discussions pertaining to, or (c) furnish any information to any person other than Purchaser relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or any Subsidiary or a merger, consolidation or business combination of the Company or any Subsidiary. In addition to the foregoing, if Seller, the Company, or any Subsidiary receive any unsolicited offer or proposal relating to any of the above, Seller shall immediately notify Purchaser thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

     5.6  Notification of Certain Matters.  Each party hereto shall give prompt
          -------------------------------
notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which may cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.7 shall not, without the express written consent of the other
     -----------
parties, be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Articles VI and VII, or (z) limit or otherwise affect the remedies available
-------------------
hereunder to the party receiving such notice.

     5.7  Cooperation in Obtaining Required Consents and Approvals.  Each Party
          --------------------------------------------------------
hereto shall cooperate in obtaining all permits, consents and approvals required by Section 6.6 (which shall nonetheless continue to be the responsibility of
   -----------
Seller), including without limitation Company Third Party Consents set forth on
Schedule 3.16 and Section 7.4 (which shall nonetheless continue to be the
-------------     -----------
responsibility of Purchaser), including without limitation Purchaser Third Party Consents set forth on Schedule 4.4.
                      ------------

     5.8  Tax Returns.  Seller shall timely file all federal and state Tax (as
          -----------
defined in Section 3.23) returns relating to the Company for taxable periods
           ------------
ending on or prior to the Closing date and shall have paid or will pay all Taxes attributable to such periods. Such returns will be prepared and filed in accordance with applicable law and in an manner consistent with past practices and shall be subject to review and approval by Purchaser. Seller shall include the income of the Company and its Subsidiaries on Seller's consolidated federal income tax return, and (where permitted) combined, unitary or consolidated income tax returns, for the period through the Closing Date and shall pay any income taxes attributable to such income. The income of the Company and its Subsidiaries shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company and its Subsidiaries as of the end of the Closing Date. After the Closing Date, Purchaser and the Company, on the one hand, and Seller, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company or any Subsidiary for all periods prior to or including the Closing Date and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

     5.9  Tax Refund.  The Company has received a federal income tax refund of
          ----------
an amount equal to $141,446 in cash in October, 1997. To the extent that the Company is not permitted by the Internal Revenue Service to retain such amount, Seller shall pay such amount to Purchaser by wire transfer of immediately available funds. To the extent that amounts received and retained in respect of such tax refund plus any payment made by Seller pursuant to this

Section 5.9 is in excess of $141,446, Purchaser shall promptly reimburse
-----------
Seller such that Purchaser does not receive in excess of $141,446 pursuant to this Section 5.10.
     ------------

     5.10  Repurchase of Stock.  At or prior to the Closing, Seller shall
           -------------------
repurchase from Elizabeth E. Tomaszewicz, and she shall deliver to Seller, 100,000 shares of Seller's common stock (the "Tomaszewicz Seller Stock") at $5.00 per share for an aggregate purchase price equal to $500,000 in cash by wire transfer of immediately available funds to an account designated by Elizabeth E. Tomaszewicz.

     5.11  Certain Prohibitions.  For the period beginning on the Closing Date
           --------------------
and ending two (2) years after the Closing Date, neither Seller nor any of its affiliates shall (a) hire as an employee, retain as an independent contractor or consultant, or otherwise accept any software or services from, whether or not for compensation, any person or entity who has developed any software for the Company on or prior to the Closing Date or during such two (2) year period, or
(b) permit Warren Anderson to develop any software for Seller or any of its affiliates. For the purposes of this Section 5.11, "develop(ed) any software"
                                      ------------
shall be given its broadest meaning and shall include, without limitation, the authoring of, or suggestions or recommendations with respect to, code, comments, algorithms, objects, routines, templates, specifications, flow charts, architecture or documentation.

     5.12  Inventory Fulfillment.  For a period of sixty (60) days after the
           ---------------------
Closing Date or for such shorter period as Purchaser may elect, Seller shall provide to the Company at cost inventory fulfillment with respect to the Company's products, as more fully set forth in Exhibit C.
                                               ---------

     5.13  Pfizer Commission.  Purchaser shall cause the Company to pay to
           -----------------
Seller, for payment to Thomas Butz, a sales representative, a commission at Butts' then generally applicable commission rate (but not to exceed 12% of applicable net sales receipts for such sale) for a sale solely pursuant to the current outstanding proposal (excluding any receipts for custom development by the Company), if such sale shall be consummated prior to March 31, 1998.


                                  ARTICLE VII
                                  -----------

               Conditions Precedent to Obligations of Purchaser
               ------------------------------------------------

     The obligations of Purchaser to purchase the Shares and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

     6.1  Representations and Warranties; Performance of Obligations.  All of
          ----------------------------------------------------------
the representations and warranties of Seller contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Seller on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of Seller shall have been delivered to Purchaser.

     6.2  No Litigation.  No temporary restraining order, preliminary or
          -------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Purchaser's proposed acquisition of the Company, or limiting or restricting Purchaser's conduct or operation of the business of the Company (or its own business) following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against Purchaser, the Company or any Subsidiary, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company and any Subsidiary taken as a whole, or that challenges or seeks to restrict the consummation of the transactions contemplated by this Agreement.

     6.3  Severance Agreement with Warren E. Anderson. Purchaser shall have
          -------------------------------------------
received the Severance, Non-Disclosure and Non-Competition Agreement in the form of Exhibit D, duly executed by Warren E. Anderson and Seller.
   ---------

     6.4  Dealer Agreement.  Purchaser shall have received a counterpart of the
          ----------------
Dealer Agreement in the form of Exhibit E attached hereto and made a part hereof
                                ---------
(the "Dealer Agreement"), duly executed by Seller.

     6.5  Opinion of Counsel.  Purchaser shall have received an opinion from
          ------------------
counsel to Seller, dated the Closing Date, in the form attached as Exhibit F.
                                                                   ---------

     6.6  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency or third party (with respect to Material Contracts, as defined in Section 3.16, and including without limitation any
                         ------------
Company Third Party Consents), including without limitation, approval by Seller's Board of Directors, relating to the consummation by Seller of the transactions contemplated hereby shall have been obtained and made and accepted.

     6.7  Charter Documents; Good Standings.  Seller shall have delivered to
          ---------------------------------
Purchaser (a) a copy of the Articles of Incorporation of the Company and each Subsidiary certified as of a recent date by an appropriate authority in the state of its incorporation, (b) a copy of the Bylaws of the Company and each Subsidiary certified as of the Closing Date by the Secretary thereof, and (c) a Certificate of Good Standing with respect to the Company and each Subsidiary, dated within five (5) days of the Closing Date, from the State of each such corporation's state of incorporation and each additional state in which each such corporation is qualified to do business as a foreign corporation.

     6.8  Due Diligence Review.  Purchaser shall be fully satisfied in its sole
          --------------------
discretion, based upon its review of, and its other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company and the Subsidiary that it has not discovered any adverse matter that makes it inadvisable to effect the transactions contemplated hereby.

     6.9  No Material Adverse Change.  No material adverse change in the
          --------------------------
business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, shall have occurred; and Purchaser shall have received a certificate signed on behalf of Seller dated the Closing Date to such effect.

     6.10  Shares.  Seller shall have delivered to Purchaser a certificate or
           ------
certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser or accompanied by an assignment of the Shares to Purchaser duly executed by Seller, and with all applicable transfer taxes paid by Seller.

     6.11  Corporate Books.  Seller shall have delivered to Purchaser the
           ---------------
corporate seal, corporate minute books and stock transfer records of the Company and each Subsidiary.

     6.12  Resignations.  Seller shall have delivered to Purchaser the written
           ------------
resignations of all of the officers and directors of the Company and the Subsidiaries, effective as of the Closing on the Closing Date.

     6.13  Estoppel Certificate.  Seller shall deliver to Purchaser an estoppel
           --------------------
certificate from each lessor with respect to the Real Estate certifying as to the validity and term of any and all leases with respect to the Real Estate, the date to which rental is paid, the absence of default by both parties, the amount of the security deposit, the amount of monthly rent, and that all bills and invoices for labor and material of any kind relating to the Real Property have been paid in full.

     6.14  Financing.  Purchaser shall have obtained financing in an amount
           ---------
sufficient to consummate the transactions contemplated by this Agreement and for its and the Company's future working capital requirements on such terms and conditions as are satisfactory to Purchaser, in the exercise of its sole discretion.

     6.15  Repurchase of Shares.  The Tomaszewicz Seller Stock shall have been
           --------------------
repurchased in accordance with Section 5.11.
                               ------------

     6.16  [intentionally omitted]
           -----------------------

     All documents, instruments and opinions to be furnished by Seller pursuant hereto shall be in form and substance reasonably satisfactory to Purchaser and its counsel.



                                 ARTICLE VIII
                                 ------------

                 Conditions Precedent to Obligations of Seller
                 ---------------------------------------------

     The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

     7.1  Representations and Warranties; Performance of Obligations.  All of
          ----------------------------------------------------------
the representations and warranties of Purchaser contained in this Agreement shall be true, correct and complete on and as of the Closing Date as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Purchaser on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Purchaser shall have been delivered to the Company.

     7.2  Litigation.  No temporary restraining order, preliminary or permanent
          ----------
injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Purchaser's proposed acquisition of the Company, or limiting or restricting Purchaser's conduct or operation of the business of the Company (or its own business) following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against Purchaser or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Purchaser taken as a whole, or that challenges or seeks to restrict the consummation of the transactions contemplated by this Agreement.

     7.3  Opinion of Counsel.  Seller shall have received an opinion from
          ------------------
counsel for Purchaser, dated the Closing Date, in the form attached as
Exhibit G.
---------

     7.4  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency or third party relating to the consummation by Seller of the transactions contemplated hereby shall have been obtained and made and accepted.

     7.5  Dealer Agreement.  Seller shall have received a counterpart of the
          ----------------
Dealer Agreement, duly executed by the Company.

     7.6  Severance Agreement with Warren E. Anderson. Seller shall have
          -------------------------------------------
received the Anderson Severance Agreement, duly executed by Warren E. Anderson and Purchaser.

     7.7  Charter Documents; Good Standings.  Purchaser shall have delivered to
          ---------------------------------
Seller (a) a copy of the Articles of Incorporation of Purchaser certified as of a recent date by the Secretary of State of Illinois, (b) a copy of the Bylaws of Purchaser certified as of the Closing Date by the Secretary thereof, and (c) a Certificate of Good Standing with respect to Purchaser, dated within five (5) days of the Closing Date, from the Secretary of State of Illinois and each additional state in which Purchaser is qualified to do business as a foreign corporation.

     7.8  Delivery of Cash Consideration and Note.  Purchaser shall have
          ---------------------------------------
delivered to Seller the Cash Consideration and the Note, duly executed by Purchaser.



                                  ARTICLE IX
                                  ----------

                           Indemnification; Remedies
                           -------------------------

     IX.1  Survival; Right to Indemnification Not Affected by Knowledge.  All
           ------------------------------------------------------------
representations, warranties, covenants, and obligations in this Agreement, the Schedules, the certificate delivered pursuant to Section 6.1, and any other
                                                 -----------
certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages (as defined in Section
                                                                         -------
8.2 below) or other remedy based on such representations, warranties, covenants,
---
and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     IX.2  Indemnification and Payment of Damages by Seller.  Seller will
           ------------------------------------------------
indemnify and hold harmless Purchaser, the Company, the Subsidiaries and their respective employees, officers, directors, stockholders, agents, representatives and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Seller in this Agreement (including without limitation the Schedules hereto) or any certificate or document delivered by Seller pursuant to this Agreement;

          (b) any breach by Seller of any covenant or obligation of Seller in this Agreement;

          (c) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date;

          (d) the claims, actions, proceedings or investigations disclosed in
     Schedule 3.15(e); or
     ----------------

          (e) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person or entity with either Seller or the Company (or any person or entity acting on their behalf) in connection with any of the transactions contemplated hereby.

     IX.3  Indemnification and Payment of Damages by Purchaser.  Purchaser will
           ---------------------------------------------------
indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement, or (c) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity with Purchaser (or any person or entity acting on its behalf) in connection with any of the transactions contemplated hereby.

     IX.4  Time Limitations.  If the Closing occurs, Sellers will have no
           ----------------
liability (for

Date,

indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 3.4, Section 3.5 and Section 3.23, unless on
                          -----------  -----------     ------------
or before May 31, 1999 Purchaser notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser; a claim with respect to Section 3.23, or a claim for indemnification
                                   ------------
or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time prior to the third (3rd) year anniversary of the date hereof, and a claim with respect to Section 3.4 or Section 3.5 may be made
                                    -----------    -----------
at any time. If the Closing occurs, Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before May 31, 1999 Seller notifies Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

     IX.5  Limitations on Amount - Seller.  (a) Seller will have no liability
           ------------------------------
(for indemnification or otherwise) with respect to the matters described in clause (a) of Section 8.2 until the total of all Damages with respect to such
              -----------
matters exceeds $50,000, except with respect to any breach of Section 3.32, and
                                                              ------------
except as otherwise provided in this Section 8.5.
                                     -----------

     (b) (i) Seller shall pay any and all Sales Tax Obligations (as hereinafter defined) arising from time to time with respect to the Company's operations during the period commencing on December 31, 1996 and ending on the Closing Date.

          (ii) If there are any Sales Tax Obligations which arise with respect to the Company's operations prior to January 1, 1997, then Purchaser shall be responsible for the first Fifty Thousand Dollars ($50,000) of such Sales Tax Obligations.

          (iii) (A) If there are any Sales Tax Obligations which arise from the Company's operations for the period prior to January 1, 1997 which are in excess of the $50,000 referred to in subsection (ii) above, then Seller shall be responsible for the next $400,000 (in excess of such $50,000).

          (B) If there are any Sales Tax Obligations which arise from the Company's operations for the period prior to January 1, 1997 which are in excess of the $450,000 referred to in subsections (ii) and (iii)(A) above, then each of Seller and Purchaser shall be responsible for one-half of any Sales Tax Obligations in excess of such $450,000.

          (iv) The limitations set forth in Section 8.5(a) shall not apply to
                                            --------------
Seller's payment and indemnity obligations under this Section 8.5(b). The
                                                      --------------
limitations on amounts payable by Seller pursuant to this Section 8.5(b) shall
                                                          --------------
not apply to attorneys' fees and expenses in any action against Seller in connection with a claim for indemnification.

     (c) Seller's liability for breaches of representations and warranties will not exceed $950,000, plus the amount of any and all attorneys' fees and expenses in any action against Seller in connection with a claim for indemnification to the extent Seller is liable for any such fees and expenses under this Section
                                                                      -------
8.5(c); provided that this Section 8.5(c) shall not apply to (i) any amounts
------                     --------------
payable pursuant to Section 8.5(b),  (ii) any breach of any of Seller's
                    --------------
representations and warranties of which Seller had knowledge at any time prior to the date on which such representation and warranty is made, or (iii) Section
                                                                        -------
3.4 or Section 3.5.  In the event of an action by an Indemnified Person against
---    -----------
Seller or by Seller against Purchaser, then the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses.

     (d) For the purposes of this Section 8.5, "Sales Tax Obligation(s)" means
                                  -----------
any and all Damages relating to any liability arising out of the Company's operations to any state, county, or local government or subdivision or agency thereof for any tax or similar governmental charge, impost or levy based on or related to sales or use of the Company's products (including without limitation, transfer taxes or fees, sales taxes, use taxes, gross receipt taxes, value added taxes, excise taxes, or ad valorem taxes), together with any related penalties, fines, additions to tax or interest imposed with respect thereto.

     IX.6  Limitations on Amount - Purchaser.  Purchaser will have no liability
           ---------------------------------
(for indemnification or otherwise) with respect to the matters described in clause (a) of Section 8.3 until the total of all Damages with respect to such
              -----------
matters exceeds $50,000. However,  this Section 8.6 will not apply to any breach
                                        -----------
of any of Purchaser's representations and warranties of which Purchaser had knowledge at any time prior to the date on which such representation and warranty is made.

     IX.7  Procedure for Indemnification - Third Party Claims.
           --------------------------------------------------

          (a) Promptly after receipt by an indemnified party under Section 8.2
                                                                   -----------
     or Section 8.3 of notice of the commencement of any Proceeding (as defined
        -----------
     below) against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 8.7(a) is brought against
                                               --------------
     an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article VIII for any
                                                            ------------
     fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty or any violation of the rights of any person or entity and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party specifically identifying this Section 8.7(c), assume the exclusive right to
                                   --------------
     defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

          (e)  For the purposes of this Section 8.7, "Proceeding" means any
                                        -----------
     action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);(d) multi-national organization or body; (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature; or (f) any arbitrator.

     IX.8  Procedure for Indemnification - Other Claims.  A claim for
           --------------------------------------------
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     IX.9  Exclusive Remedies.  The remedies provided in this Article VIII  are
           ------------------                                 ------------
the exclusive remedies available to Seller, Purchaser and the other Indemnified Persons.


                                   ARTICLE X
                                   ---------

                                    General
                                    -------
     9.1  Termination.  This Agreement may be terminated at any time prior to
             -----------
the Closing Date solely:

     (a) by mutual consent of Seller and Purchaser; or

     (b) by Seller, on the one hand, or by Purchaser, on the other hand, if the Closing shall not have occurred on or before the date hereof (the "Termination Date"); provided that the right to terminate this Agreement under this Section
                                                                       -------
9.1(b) shall not be available to either party whose material misrepresentation,
------
breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

     (c) by Seller, on the one hand, or by Purchaser, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

     (d) by the Seller, on the one hand, or by Purchaser, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity that would make the consummation of the transactions contemplated hereby illegal.

     9.2  Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement pursuant to Section 9.1, this Agreement shall forthwith become void,
                      -----------
and there shall be no liability or obligation on the part of any party hereto or its officers, directors or the shareholders. Notwithstanding the foregoing sentence, (i) the provisions of this Section 9.2 and Section 5.1(b) and (c)
                                     -----------     ----------------------
(confidentiality) and the other provisions of Article IX (including without
                                              ----------
limitation with respect to brokers), shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

     9.3  Cooperation.  Seller and Purchaser shall each deliver or cause to be
          -----------
delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purposes of carrying out this Agreement. Seller shall cause its officers, directors and employees to cooperate with Purchaser on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     9.4  Successors and Assigns.  This Agreement and the rights of the parties
          ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and the successors of Seller and Purchaser.

     9.5  Entire Agreement.  This Agreement (which includes the Exhibits and
          ----------------
Schedules, and any other attachments hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matters hereof, whether written or oral, including that certain letter of intent, dated September 30, 1997, are superseded by this Agreement.

     9.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

     9.7  Brokers and Agents.  Seller and Purchaser each agrees to indemnify the
          ------------------
other against all loss, damages or expense relating to or arising out of claims for fees or commissions of any broker or agent employed or alleged to have been employed by such indemnifying party.

     9.8  Specific Performance; Remedies.  Each party hereto acknowledges that
          ------------------------------
the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Section 5.1(b) and (c). It is
                                         ----------------------
accordingly agreed that, in addition to any other remedies that may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties' covenants and agreements contained in this Agreement.

     9.9  Notices.  Any notice, request, claim, demand, waiver, consent,
          -------
approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

     If to Seller to:

          ITC Learning Corporation
          13515 Dulles Technology Drive
          Herndon, Virginia 22071
          Telefax No. (703) 713-0065
          Attn:  Mr. Christopher E. Mack
          Vice President Administration and Finance, and Treasurer

          with a copy to:

          Kirkpatrick & Lockhart LLP
          1800 Massachusetts Avenue, N.W.
          Washington, D.C.  20036-1800
          Telefax No. (202) 778-9300
          Attn:  Alan J. Berkeley, Esq.

     If to Purchaser to:

          Anderson Soft-Teach
          983 University Avenue
          Los Gatos, California  95030
          Telefax No. (408) 399-0500
          Attn: Ms. Elizabeth E. Tomaszewicz
          President

          with a copy to:

          Freeborn & Peters
          311 South Wacker Drive
          Suite 3000
          Chicago, Illinois  60606
          Telefax No. (312) 360-6571
          Attn:  Craig C. Bradley, Esq.

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     9.10  Governing Law.  This Agreement shall be governed by and construed,
           -------------
interpreted and enforced in accordance with the laws of the State of Illinois, without regard to any applicable conflicts of law.

     9.11  Severability.  If any provision of this Agreement or the application
           ------------
thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     9.12  Absence of Third Party Beneficiary Rights.  No provision of this
           -----------------------------------------
Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

     9.13  Mutual Drafting.  This Agreement is the mutual product of the parties
           ---------------
hereto, and
each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     9.14  Amendment; Waiver.  This Agreement may be amended by the parties
           -----------------
hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provisions hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.15  Public Disclosure.  Prior to the Closing Date, neither Seller nor the
           -----------------
Company on the one hand, nor Purchaser on the other hand shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved in writing by the other party; provided that Seller may make such disclosure as is required under securities laws, as reasonably determined by its legal counsel. Seller agrees to keep Purchaser apprised in advance of any disclosure of the subject matter of this Agreement by Seller.

     9.16  Disclosure.  Each matter disclosed by Seller in the Schedules hereto
           ----------
shall be deemed a disclosure of such matter only for the purpose of the Section or Subsection of this Agreement referred to for each such matter in the Schedules hereto and shall not be deemed a disclosure with respect to any other Section or Subsection of this Agreement.

     9.17  Knowledge of Seller.  For purposes of this Agreement, the knowledge
           -------------------
of Seller shall be deemed to include the knowledge of Seller and the Company.

                                 [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                ANDERSON HOLDINGS, INC.


                                By: /s/ Elizabeth E. Tomaszewicz
                                    ----------------------------
                                     Elizabeth E. Tomaszewicz, President



                                ITC LEARNING CORPORATION


                                By: /s/ James H. Walton
                                    -------------------
                                     James H. Walton, Chief Executive Officer